Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-36233) pertaining to the 1988 Stock Option Plan of Strategia Corporation of our report dated March 31, 1999, with respect to the consolidated financial statements of Strategia Corporation and subsidiaries included in the annual report (Form 10-KSB) for the year ended December 31, 1998.

                                        /s/ Carpenter, Mountjoy & Bressler PSC

Louisville, Kentucky
April 1, 1999